Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis
Director of Investor Relations	Chief Financial Officer
Avici Systems Inc.	Avici Systems Inc.
978-964-2000	978-964-2000
ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Reports Fourth Quarter and Full Year 2004 Results

North Billerica, MA, January 27, 2005— Avici Systems Inc. (NASDAQ: AVCI), today reported results for its fourth quarter and year ended December 31, 2004.

Gross revenue for the fourth quarter and year ended December 31, 2004 was $3.8 million and $26.6 million, respectively, compared to $11.5 million and $39.4 million, respectively, for the three and twelve month periods ended December 31, 2003. Revenue, net of common stock warrant discount, for the three and twelve month periods ended December 31, 2004 was $3.3 million and $24.5 million, respectively, compared to $11.5 million and $37.0 million in the comparable 2003 three and twelve month periods.

GAAP net loss for the fourth quarter ended December 31, 2004 was $9.7 million, or $0.76 per share, compared to a GAAP net loss of $3.9 million, or $0.32 per share, in the prior year’s fourth quarter. GAAP net loss for the 2004 and 2003 fourth quarter periods includes $0.5 million and $0.1 million, respectively, for non-cash equity based charges, consisting of common stock warrant discount in the 2004 period and certain stock based compensation in the 2003 period. The charge in the 2003 fourth quarter was offset by other income of $3.0 million related to the expiration of certain customer credits and $0.5 million from the utilization of inventory previously written off.

GAAP net loss for the year ended December 31, 2004 was $35.4 million, or $2.81 per share, compared to a GAAP net loss of $37.0 million, or $3.02 per share, for the year ended December 31, 2003. GAAP net loss for the twelve months ended December 31, 2004 and 2003 includes $2.4 million and $3.5 million, respectively, for common stock warrant discount and certain stock based compensation, offset by $0.8 million and $1.9 million, respectively, of inventory credits, and in 2003, other income of $3.0 million related to the expiration of certain customer credits.

Although GAAP net loss for the three and twelve months ended December 31, 2004 was adversely affected by lower gross margin dollars resulting from the decline in year over year revenue levels and customer mix, operating expenses on a GAAP basis were $3.4 million and $15.2 million lower for the three and twelve months ended December 31, 2004, respectively, as compared to the corresponding periods in the prior year. The three and twelve month year over year improvement in operating expenses results primarily from lower depreciation expense approximating $3.3 million and $12.7 million, respectively.

Non-GAAP net loss (GAAP net loss excluding charges for common stock warrant discount, certain stock based compensation, inventory credits and expiration of customer credits) and net loss per share for the three months ended December 31, 2004 and 2003 were $9.2 million, or $0.72 per share, and $7.3 million, or $0.60 per share, respectively. Non-GAAP net loss and net loss per share for the twelve months ended December 31, 2004 was $33.8 million, or $2.68 per share, compared to $38.4 million, or $3.14 per share for the prior year twelve month period ended December 31, 2003.

Cash, marketable securities and long-term investments totaled $69.0 million at December 31, 2004.

“As we enter 2005, Avici remains the leader in proven scalability and reliability. We are building on those technological advantages and the strength of our channel relationships to expand our customer base,” said Bill Leighton, CEO of Avici Systems.

Avici will discuss these quarterly results in an investor conference call today at 8:30 AM eastern standard time. The conference telephone number is 888-428-4478. A replay of the conference call will be available after 1 PM. Replay information will be available at 800-475-6701, access code 766797. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on distribution partners, risks associated with international expansion, and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenue:
Product	$2,453	$10,292	$21,150	$35,135
Service	1,386	1,226	5,450	4,281

Total gross revenue	3,839	11,518	26,600	39,416
Less – Common stock warrant discount – Product	(527)	—	(2,108)	(2,451)

Net revenue	3,312	11,518	24,492	36,965

Cost of revenue – Product (1)	1,098	2,968	9,814	11,606
Cost of revenue – Service	544	735	2,269	3,053

Total cost of revenue	1,642	3,703	12,083	14,659

Gross margin	1,670	7,815	12,409	22,306

Operating expenses:
Research and development (2)	7,691	10,821	32,425	46,483
Sales and marketing (2)	2,327	2,742	10,805	10,863
General and administrative (2)	1,728	1,428	5,718	6,077
Stock-based compensation	—	132	309	1,022

Total operating expenses	11,746	15,123	49,257	64,445

Loss from operations	(10,076)	(7,308)	(36,848)	(42,139)
Other income	—	2,957	—	2,957
Interest income, net	369	444	1,423	2,151

Net loss	$(9,707)	$(3,907)	$(35,425)	$(37,031)

Net loss per basic and diluted share	$(0.76)	$(0.32)	$(2.81)	$(3.02)

Weighted average common shares used in computing basic and diluted net loss per share	12,753,964	12,194,289	12,628,408	12,248,606

(1) Includes benefit from the utilization of inventory previously written off in 2001 as being in excess of demand	$45	$532	$773	$1,910

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$—	$128	$222	$668
Sales and marketing	—	13	42	181
General and administration	—	(9)	45	173

	$—	$132	$309	$1,022

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenue:
Product	$2,453	$10,292	$21,150	$35,135
Service	1,386	1,226	5,450	4,281

Total gross revenue	3,839	11,518	26,600	39,416

Cost of revenue – Product	1,143	3,500	10,587	13,516
Cost of revenue – Service	544	735	2,269	3,053

Total cost of revenue	1,687	4,235	12,856	16,569

Gross margin	2,152	7,283	13,744	22,847

Operating expenses:
Research and development	7,691	10,821	32,425	46,483
Sales and marketing	2,327	2,742	10,805	10,863
General and administrative	1,728	1,428	5,718	6,077

Total operating expenses	11,746	14,991	48,948	63,423

Loss from operations	(9,594)	(7,708)	(35,204)	(40,576)

Interest income, net	369	444	1,423	2,151

Non-GAAP net loss	$(9,225)	$(7,264)	$(33,781)	$(38,425)

Non-GAAP net loss per basic and diluted share	$(0.72)	$(0.60)	$(2.68)	$(3.14)

Weighted average common shares used in computing basic and diluted net loss per share	12,753,964	12,194,289	12,628,408	12,248,606

Note 1 – The above non-GAAP consolidated statements of operations for the three and twelve months ended December 31, 2004 and December 31, 2003 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and certain stock based compensation as well as credits resulting from utilization of excess inventory and gains from expiration of customer credits as presented in the following reconciliation. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our operating performance.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Non-GAAP net loss	$(9,225)	$(7,264)	$(33,781)	$(38,425)
Common stock warrant discount	(527)	—	(2,108)	(2,451)
Certain non-cash stock based compensation	—	(132)	(309)	(1,022)
Expiration of customer credits	—	2,957	—	2,957
Utilization of excess inventory	45	532	773	1,910

GAAP net loss	$(9,707)	$(3,907)	$(35,425)	$(37,031)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 31, 2004	December 31, 2003
	(unaudited)
Assets
Cash and marketable securities	$55,531	$63,614
Inventories, net	7,020	1,206
Trade accounts receivable, net	4,243	6,620
Other current assets	1,465	1,200

Total current assets	68,259	72,640

Long-term investments	13,495	32,316
Property and equipment, net	8,202	10,658
Contract distribution rights	4,214	—
Other assets	243	432

Total assets	$94,413	$116,046

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$10,796	$13,084
Deferred revenue	7,347	2,689
Current portion of capital lease obligations	—	46
Stockholders’ equity	76,270	100,227

Total liabilities and stockholders’ equity	$94,413	$116,046

December 31, 2003 amounts are derived from audited financial statements.